Registration No. 333-_______
   As filed with the Securities and Exchange Commission on September 24, 2002
   --------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   __________

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   __________

                         PHARMACEUTICAL RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

           New Jersey                                   22-3122182
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

       One Ram Ridge Road
      Spring Valley, New York                              10977
      (Address of principal executive offices)           (Zip Code)

                    2001 PERFORMANCE EQUITY PLAN, AS AMENDED
                            (Full title of the plan)

             KENNETH I. SAWYER, CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                         PHARMACEUTICAL RESOURCES, INC.
                               ONE RAM RIDGE ROAD
                          SPRING VALLEY, NEW YORK 10977
                     (Name and address of agent for service)
                                 (845) 425-7100
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:

                            STEPHEN R. CONNONI, ESQ.
                           STEPHEN A. OLLENDORFF, ESQ.
                           KIRKPATRICK & LOCKHART LLP
                              599 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10022-6030
                                 (212) 536-3900
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                         CALCULATION OF REGISTRATION FEE

================================================================================
      TITLE OF                         PROPOSED       PROPOSED        AMOUNT OF
     SECURITIES       AMOUNT TO BE     MAXIMUM         MAXIMUM      REGISTRATION
  TO BE REGISTERED     REGISTERED   OFFERING PRICE    AGGREGATE        FEE(3)
                                     PER SHARE(2)  OFFERING PRICE

--------------------------------------------------------------------------------
Common Stock, par
value $0.01 per share 1,500,000(1)    $27.70(2)    $41,552,183.75     $3,822.80
================================================================================

      (1) 2,500,000 shares of Common Stock were registered on August 27, 2001 in respect of the 2001 Performance Equity Plan. The above fee is for the registration of the additional 1,500,000 shares of Common Stock covered by this Registration Statement.

      (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, as follows:
(i) in the case of shares of Common Stock that may be purchased upon the exercise of outstanding options, the fee is calculated on the basis of the prices at which such options may be exercised, as listed below; and (ii) in the case of shares of Common Stock for which options have not been granted, and the option price is therefore presently unknown, on the basis of the average of the high and low sales prices for the Registrant's Common Stock, as reported on The New York Stock Exchange on September 20, 2002 ($27.98).

            ---------------------------------------------------
                                                    No. of
                Date of Grant        Exercise    Outstanding
                                      Price        Options
            ------------------    -------------  --------------
            ---------------------------------------------------

                   7/29/02           $25.85       168,875
                   8/12/02           $28.13        17,750
                   8/19/02           $27.95        12,500
                   8/26/02           $27.42        15,000
                   8/29/02           $25.90        25,000
            ---------------------------------------------------
                    TOTAL                         239,125
            ---------------------------------------------------

      (3) The entire registration fee is being paid via an offset of a registration fee previously paid by the Registrant in connection with its Registration Statement on Form S-3 initially filed on December 5, 2001 (File Number 333-74606) and withdrawn on June 20, 2002 ($12,452.21 of such amount remains available for further credit following the filing of this Registration Statement).
________________________________________________________________________________



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

  ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), are incorporated by reference into this Registration Statement:

      (a) The Registrant's Registration Statement on form S-8 (file number 333-68456) filed on August 27, 2001;

      (b) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001;

      (c) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 2001 through the date hereof; and

      (d) The description of the Registrant's Common Stock contained in the Registration Statement filed under Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document that is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Registrant's 2001 Performance Equity Plan, as amended, each meeting the requirements of Section 10(a) of the Securities Act.

      This Registration Statement is being filed for the purpose of registering an additional 1,500,000 shares of the Registrant's Common Stock issuable in the future upon the exercise of stock options granted and/or available for grant under the Registrant's 2001 Performance Equity Plan, as amended.

      The financial statements of the Registrant for the year ended December 31, 2001 included in the Registrant's Annual Report on Form 10-K (File Number 001-10827), have been audited by Arthur Andersen LLP, the Registrant's independent public accountants for fiscal year 2001. The Registrant has been unable to obtain the written consent of Arthur Andersen LLP with respect to the incorporation by reference of its report issued with respect to such financial statements in this Registration Statement. In reliance upon Rule 437a of the Securities Act, the Registrant has not filed the written consent of Arthur Andersen LLP. As a result, an investor may not be able to recover damages from Arthur Andersen LLP under Section 11 of the Securities Act for any untrue statements of material fact or any omissions to state a material fact contained in the financial statements of the Registrant for the year ended December 31, 2001 in the Registrant's Annual Report on Form 10-K, which are incorporated by reference in this Registration Statement.


  ITEM 4.    DESCRIPTION OF SECURITIES.

      The class of securities to be offered under this Registration Statement is registered under Section 12(b) of the Exchange Act.


  ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The  legality  of  the  shares  of  Common  Stock   registered  under  this
  Registration Statement has been passed upon for the Registrant by Kirkpatrick & Lockhart LLP.

  ITEM 6.    EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:


  EXHIBIT NO.  DESCRIPTION
  -----------  -----------

      4.1      2001 Performance Equity Plan, as amended.

      5.1 Opinion of Kirkpatrick & Lockhart LLP regarding the legality of the shares being registered hereunder.

      23.1 Consent of Kirkpatrick & Lockhart LLP (included in the opinion filed as Exhibit 5.1 hereto).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Spring Valley, State of New York, on this 24th day of September 2002.


                                        PHARMACEUTICAL RESOURCES, INC.


                                        By:  /s/ Kenneth I. Sawyer
                                            ----------------------

                                            Kenneth I. Sawyer
                                            President, Chairman and
                                            Chief Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed below this Registration Statement on Form S-8.


/s/ Kenneth I. Sawyer            Chairman of the Board and    September 24, 2002
---------------------------      Chief Executive Officer
Kenneth I. Sawyer                (PRINCIPAL EXECUTIVE
                                 OFFICER)


/s/ Scott L. Tariff              Executive Vice President     September 24, 2002
---------------------------      and Director
Scott L. Tarriff


/s/ Dennis J. O'Connor           Vice President, Chief        September 24, 2002
---------------------------      Financial Officer and
Dennis J. O'Connor               Secretary (PRINCIPAL
                                 ACCOUNTING AND FINANCIAL
                                 OFFICER)


/s/ Mark Auerbach                Director                     September 24, 2002
---------------------------
Mark Auerbach


/s/ John D. Abernathy            Director                     September 24, 2002
---------------------------
John D. Abernathy


/s/ Peter S. Knight              Director                     September 24, 2002
---------------------------
Peter S. Knight


/s/ Ronald M. Nordmann           Director                     September 24, 2002
---------------------------
Ronald M. Nordmann


/s/ Dr. Arie Gutman              Director                     September 24, 2002
---------------------------
Dr. Arie Gutman

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